Exhibit 99.1

NEWS RELEASE

1375 East 9th St | Suite 3100 | Cleveland, Ohio 44114 | 216.202.1509

For Immediate Release

Gas Natural Inc. Reports 2017 First Quarter Results

CLEVELAND, OH, May 10, 2017 – Gas Natural Inc. (NYSE MKT: EGAS) (the “Company”), a holding company operating local natural gas utilities serving approximately 70,000 customers in four states, reported financial results for its first quarter ended March 31, 2017.

First Quarter 2017 Summary

•	Net income per share improved to $0.32 from $0.26 in the prior-year quarter

•	Full service distribution throughput increased 13%, aided by the addition of approximately 300 new customers in the quarter

•	Merger approval process with regulators remains on plan for second half 2017 closing

Mr. Gregory J. Osborne, Gas Natural’s President and Chief Executive Officer, commented, “We continue to focus on providing excellent service to our customers in all of our utility jurisdictions, resulting in growth in full service distribution and gross margin. Additionally, our ongoing focus on cost discipline has contributed to improved earnings.”

He added, “The regulatory approval process for our announced merger with First Reserve continues on plan. We expect completion of the transaction in the second half of 2017.”

First Quarter 2017 Operations Review

	Three Months Ended
(in thousands)	March 31,
	2017	2016
Revenue by segment:
Natural Gas	$35,919	$35,064
Marketing & Production	3,940	3,243
Consolidated	$39,859	$38,307

Revenue for the first quarter of 2017 increased approximately 4% over the prior-year quarter. Both of the Company’s operating segments contributed to the increase. The Natural Gas segment grew due to: 1) customer growth, primarily in Maine and Montana; 2) colder weather in certain of the Company’s markets, including Montana and Maine; 3) generally higher natural gas prices; and 4) the inclusion of cancellation fee revenue for a terminated long-term customer contract in Maine. The Marketing & Production segment recognized higher revenue due to increased volumes sold as a result of colder weather in its relevant markets.

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Changes in Gross Margin (in thousands)	Three Months Ended
March 31, 2017
2016 Gross Margin	$14,745
Utilities sold	(17)
Weather and other volume changes	479
New utility customers	249
Other changes	164
Natural Gas change	875
Lost marketing customer and pricing	(85)
Pricing and production volume	29
Marketing & Production change	(56)
Consolidated gross margin change	819
2017 Gross Margin	$15,564

Gross margin for the first quarter of 2017 increased 6% compared with the prior-year quarter. The increase was primarily due to several factors: 1) higher volume due to increased usage and colder weather in the Company’s Montana and Maine markets, partially offset by warmer weather in its North Carolina and Ohio markets; 2) higher volume driven by customer growth; and 3) cancellation fee revenue with no associated cost, resulting from the termination of a long-term customer contract in Maine. Customer count grew by approximately 300 in the first quarter, compared with the end of 2016.

	Three Months Ended
(in thousands)	March 31,
	2017	2016
Operating income by segment:
Natural Gas	$6,096	$5,517
Marketing & Production	49	83
Corporate & Other	(218)	(103)
Consolidated	$5,927	$5,497

Non-GAAP Adjusted EBITDA*	$8,432	$7,668

*See the attached tables for important disclosures regarding the Company’s use of earnings before interest, taxes, depreciation, amortization, non-recurring expenses and discontinued operations (“Adjusted EBITDA”) as well as reconciliations of U.S. generally accepted accounting principles (”GAAP”) net income to non-GAAP Adjusted EBITDA for the 2017 and 2016 first quarters.

For the first quarter of 2017, operating income was $0.4 million higher than the prior-year quarter due to higher gross margin partially offset by higher operating expenses.

Within the Natural Gas segment, gross margin grew $0.9 million and operating expenses increased $0.3 million, contributing to a $0.6 million increase in operating income for the segment. The increase in operating expenses is primarily due to IT-related support costs, partially offset by cost reductions associated with lower legal and professional services as well as lower personnel related costs pertaining to this segment. The higher operating loss within the Corporate and Other segment was primarily due to higher legal and professional costs associated with the Company’s pending merger.

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Adjusted EBITDA, a non-GAAP financial measure, was up approximately $0.8 million primarily due to higher operating income as well as higher non-cash costs. The Company believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its financial performance.

Balance Sheet and Cash Management

Cash and cash equivalents as of March 31, 2017 grew to $7.7 million from $6.5 million at December 31, 2016.

Cash provided by operating activities in the first quarter of 2017 was $10.9 million compared with $9.4 million in 2016 first quarter, with the increase primarily due to higher net income and lower working capital requirements.

Capital expenditures for the first quarter of 2017 were $2.0 million compared with $2.3 million in the prior-year quarter. Capital expenditures in the 2016 first quarter included approximately $0.5 million for the portion of the Company’s ERP system that was not financed under a lease agreement. The Company has budgeted $10 million for capital expenditures in 2017, with the majority focused on growth of its Natural Gas Operations segment, including construction activities to support expansion, maintenance and enhancements of its gas pipeline systems.

Cash used in financing activities was $8.4 million in the 2017 first quarter compared with $5.9 million in last year’s quarter. Debt repayment was the primary use of cash in both periods.

About Gas Natural Inc.
Gas Natural Inc., a holding company, distributes and sells natural gas to residential, commercial, and industrial customers. It distributes approximately 21 billion cubic feet of natural gas to roughly 70,000 customers through regulated utilities operating in Montana, Ohio, Maine and North Carolina. The Company’s other operations include intrastate pipeline, natural gas production, and natural gas marketing. The Company's Montana public utility was originally incorporated in 1909. Its strategy for growth is to expand throughput in its markets, while looking for acquisitions that are either adjacent to its existing utilities or in under-served markets. Further information is available on the Company’s website at www.egas.net.

Safe Harbor Regarding Forward-Looking Statements
The Company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, Gas Natural Inc. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by use of the words "anticipates," "estimates," "expects," "intends," "plans," "predicts," "believes" and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the Company's business generally include, but are not limited to the Company's ability to successfully integrate the operations of the companies it has acquired and consummate additional acquisitions; the Company's continued ability to make or increase dividend payments; the Company's ability to implement its business plan, grow earnings and improve returns on investment; fluctuating energy commodity prices; the possibility that regulators may not permit the Company to pass through all of its increased costs to its customers; changes in the utility regulatory environment; wholesale and retail competition; the Company's ability to satisfy its debt obligations, including compliance with financial covenants; weather conditions; litigation risks; and various other matters, many of which are beyond the Company's control; the risk factors and cautionary statements made in the Company's public filings with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future. Gas Natural Inc. expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Gas Natural Inc.'s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

For more information, contact:

Gas Natural Inc.	Investor Relations
James E. Sprague, Chief Financial Officer	Deborah K. Pawlowski or Karen L. Howard, Kei Advisors LLC
Phone: (216) 202-1564	Phone: (716) 843-3908 / (716) 843-3942
Email: jsprague@egas.net	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2017	2016
REVENUE
Natural gas operations	$35,919	$35,064
Marketing and production	3,940	3,243
Total revenues	39,859	38,307

COST OF SALES
Natural gas operations	20,602	20,622
Marketing and production	3,693	2,940
Total cost of sales	24,295	23,562

GROSS MARGIN	15,564	14,745

OPERATING EXPENSES
Distribution, general, and administrative	6,039	5,927
Maintenance	270	264
Depreciation and amortization	2,055	1,957
Taxes other than income	1,148	1,080
Provision for doubtful accounts	125	20
Total operating expenses	9,637	9,248

OPERATING INCOME	5,927	5,497

Other income (loss), net	95	(402)
Interest expense	(782)	(753)
Income before income taxes	5,240	4,342
Income tax expense	(1,890)	(1,640)
INCOME FROM CONTINUING OPERATIONS	3,350	2,702

Discontinued operations, net of income taxes	-	(23)

NET INCOME	$3,350	$2,679

Basic weighted average shares outstanding	10,518,062	10,506,877
Dilutive effect of restricted stock awards	1,151	654
Diluted weighted average shares outstanding	10,519,213	10,507,531

BASIC & DILUTED EARNINGS PER SHARE:
Continuing operations	$0.32	$0.26
Discontinued operations	-	-
Net income per share	$0.32	$0.26

Dividends declared per common share	$0.075	$0.075

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31,	December 31,
	2017	2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,667	$6,463
Accounts receivable, less allowance for doubtful accounts of $575 and $385, respectively	10,114	11,093
Unbilled gas	4,957	7,256
Inventory
Natural gas	283	3,380
Materials and supplies	2,255	2,065
Regulatory assets, current	3,628	3,131
Other current assets	1,992	2,423
Total current assets	30,896	35,811

PROPERTY, PLANT, & EQUIPMENT, NET	139,011	139,691

OTHER ASSETS
Regulatory assets, non-current	909	1,032
Goodwill	15,872	15,872
Customer relationships, net of amortization	2,246	2,322
Other non-current assets	2,232	2,696
Total other assets	21,259	21,922
TOTAL ASSETS	$191,166	$197,424

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2017	2016

LIABILITIES AND CAPITALIZATION
CURRENT LIABILITIES
Line of credit	$6,650	$13,450
Accounts payable	7,724	10,055
Accrued liabilities	7,366	8,265
Capital lease liability, current	3,245	3,618
Other current liabilities	554	460
Total current liabilities	25,539	35,848

LONG-TERM LIABILITIES
Deferred tax liability	13,813	11,917
Regulatory liability, non-current	1,458	1,417
Capital lease liability, non-current	2,313	2,780
Other long-term liabilities	3,115	3,113
Total long-term liabilities	20,699	19,227

NOTES PAYABLE	49,405	49,392

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock: $0.15 par value; 1,500,000 shares authorized, no shares issued or outstanding	-	-
Common stock: $0.15 par value; Authorized: 30,000,000 shares; Issued and outstanding: 10,519,728 as of March 31, 2017 and December 31, 2016, respectively	1,578	1,578
Capital in excess of par value	64,097	64,092
Retained earnings	29,848	27,287
Total stockholders’ equity	95,523	92,957
TOTAL CAPITALIZATION	144,928	142,349
TOTAL LIABILITIES AND CAPITALIZATION	$191,166	$197,424

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(amounts in thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,350	$2,679
Less loss from discontinued operations	-	(23)
Income from continuing operations	3,350	2,702
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,055	1,957
Amortization of debt issuance costs	62	101
Provision for doubtful accounts	125	20
Amortization of deferred loss on sale-leaseback	282	170
Stock based compensation	5	34
Loss on sale of assets	2	529
Unrealized holding loss on contingent consideration	-	24
Change in fair value of derivative financial instruments	143	(89)
Deferred income taxes	1,890	1,627
Changes in assets and liabilities:
Accounts receivable, including related parties	853	(420)
Unbilled gas	2,299	2,217
Natural gas inventory	3,097	2,730
Accounts payable, including related parties	(2,227)	(896)
Regulatory assets and liabilities	(498)	(1,431)
Other assets	239	297
Other liabilities	(791)	(200)
Net cash provided by operating activities	10,886	9,372

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,951)	(2,310)
Proceeds from sale of fixed assets	110	2
Contributions in aid of construction	588	120
Net cash used in investing activities	(1,253)	(2,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from lines of credit	4,650	5,800
Repayments of lines of credit	(11,450)	(4,400)
Repayments of notes payable, including related parties	-	(6,633)
Payments of capital lease obligations	(840)	(651)
Debt issuance costs	-	(23)
Dividends paid	(789)	-
Net cash used in financing activities	(8,429)	(5,907)

DISCONTINUED OPERATIONS
Operating cash flows	-	(22)
Net cash used in discontinued operations	-	(22)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,204	1,255
Cash and cash equivalents, beginning of period	6,463	2,728
CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,667	$3,983

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Natural Gas Operations

Utility Throughput

	Three Months Ended March 31,
(in million cubic feet (MMcf))	2017	2016

Full service distribution:
Energy West Montana (MT)	1,627	1,267
Frontier Natural Gas (NC)	372	410
Bangor Gas (ME)	741	548
Ohio Companies (OH)	1,336	1,383
Total full service distribution	4,076	3,608

Transportation	3,548	3,232

Total volumes	7,624	6,840

Heating Degree Days

		Three Months Ended		Percent Colder (Warmer)
		March 31,		2017 Compared to
	Normal	2017	2016	Normal	2016

Great Falls, MT	3,059	3,424	2,716	11.93%	26.07%
Bangor, ME	3,741	3,615	3,445	(3.37)%	4.93%
Elkin, NC	2,076	1,802	2,129	(13.20)%	(15.36)%
OH weighted average	2,999	2,365	2,599	(21.14)%	(9.00)%
Total Weighted Average	3,046	2,929	2,704	(3.84)%	8.32%

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income(2)

	Three Months Ended
(in thousands, except per share amounts)	March 31,
	2017	2016
GAAP net income	$3,350	$2,679
Add back, pre-tax:
Non-recurring legal, professional and settlement costs	226	85
Non-recurring regulatory and other expenses	65	-
Loss on disposal of assets	64	531
Tax effect of non-GAAP continuing operations items(1)	(132)	(234)
Discontinued operations	-	23
Non-GAAP Adjusted net income(2)	$3,573	$3,084

Non-GAAP Adjusted net income per diluted share(2)	$0.34	$0.30

(1)	Applies an effective tax rate of 37.0% and 38.1% to the non-GAAP pre-tax adjustments for the periods presented above, respectively, consistent with the actual effective tax rates for those periods excluding nonrecurring tax items.

(2)	Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Net Income and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, non-recurring charges and discontinued operations, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results. Adjusted Net Income and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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Gas Natural Inc. Reports 2017 First Quarter Results

May 10, 2017

Gas Natural Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA(2)

	Three Months Ended
(in thousands)	March 31,
	2017	2016
GAAP net income	$3,350	$2,679
Add back:
Net interest expense	782	753
Income tax expense	1,890	1,640
Depreciation and amortization	2,055	1,957
Non-recurring legal, professional and settlement costs	226	85
Non-recurring regulatory and other expenses	65	-
Loss on disposal of assets	64	531
Discontinued operations	-	23
Non-GAAP Adjusted EBITDA(2)	$8,432	$7,668

(2)	Non-GAAP Financial Measures:

The Company believes that, when used in conjunction with GAAP measures, Adjusted Net Income and Adjusted EBITDA, or earnings before interest, taxes, depreciation, amortization, non-recurring charges and discontinued operations, which are non-GAAP measures, allow investors to view its performance in a manner similar to the methods used by management and provide additional insight into its operating results. Adjusted Net Income and Adjusted EBITDA are not calculated through the application of GAAP and are not the required form of disclosure by the Securities and Exchange Commission. As such, these measures should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

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